PROSPECTUS SUPPLEMENT                                         File No. 333-83374
----------------------                                            Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated April 1, 2002)
Prospectus number:      2239

                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                               Floating Rate Notes

Principal Amount: $25,000,000           Original Issue Date:  July 15, 2002

CUSIP Number:     59018YNJ6             Stated Maturity Date: May 19, 2005

Interest Calculation:                   Day Count Convention:
---------------------                   ---------------------

|X| Regular Floating Rate Note          |X| Actual/360
|_| Inverse Floating Rate Note          |_| 30/360
    (Fixed Interest Rate):              |_| Actual/Actual

Interest Rate Basis:
--------------------

|X| LIBOR                               |_| Commercial Paper Rate
|_| CMT Rate                            |_| Eleventh District Cost of Funds Rate
|_| Prime Rate                          |_| CD Rate
|_| Federal Funds Rate                  |_| Other (see attached)
|_| Treasury Rate
   Designated CMT Page:                    Designated LIBOR Page:
         CMT Telerate Page:                      LIBOR Telerate Page: 3750
         CMT Reuters Page:                       LIBOR Reuters Page:

Index Maturity:         Three Month        Minimum Interest Rate: Not Applicable

Spread:                 0.150%             Maximum Interest Rate: Not Applicable

Initial Interest Rate:  Calculated as      Spread Multiplier:     Not Applicable
                        if the Original
                        Issue Date was
                        an Interest Reset
                        Date

Interest Reset Dates:   Quarterly, on the 19th of February, May, August and
                        November, commencing on Aug. 19, 2002, subject to modified following business day convention.

Interest Payment Dates: Quarterly, on the 19th of February, May, August and
                        November, commencing on Aug. 19, 2002, subject to modified following business day convention.

Repayment at the
Option of the Holder:   The Notes cannot be repaid prior to the Stated Maturity
                        Date.

Redemption at the
Option of the Company:  The Notes cannot be redeemed prior to the Stated
                        Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                JPM Chase Bank

Dated:                  July 9, 2002